CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

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
                                                             YEAR ENDED DECEMBER 31,                SIX MONTHS
                                                                                                      JUNE 30,
EXCLUDING INTEREST ON DEPOSITS:                     1998     1997     1996     1995     1994       1999     1998
                                                   ------   ------   ------   ------   ------     ------   ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                      15,849   14,911   12,362   13,488   13,532      7,020    8,232
     INTEREST FACTOR IN RENT EXPENSE                  394      301      282      275      302        162      145
     DIVIDENDS--PREFERRED STOCK                       332      433      505      800      704        121      188
                                                   ------   ------   ------   ------   ------     ------   ------

        TOTAL FIXED CHARGES                        16,575   15,645   13,149   14,563   14,538      7,303    8,565
                                                   ------   ------   ------   ------   ------     ------   ------
INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES    9,269   10,750   11,087    8,914    5,656      7,887    7,050
     OTHER                                             --       --        1       --       --         --       --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                           16,243   15,212   12,644   13,763   13,834      7,182    8,377
                                                   ------   ------   ------   ------   ------     ------   ------

        TOTAL INCOME                               25,512   25,962   23,732   22,677   19,490     15,069   15,427
                                                   ======   ======   ======   ======   ======     ======   ======
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                  1.54     1.66     1.80     1.56     1.34       2.06     1.80
                                                   ======   ======   ======   ======   ======     ======   ======
INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:
     INTEREST EXPENSE                              27,495   24,524   21,336   22,390   22,528     12,507   13,637
     INTEREST FACTOR IN RENT EXPENSE                  394      301      282      275      302        162      145
     DIVIDENDS--PREFERRED STOCK                       332      433      505      800      704        121      188
                                                   ------   ------   ------   ------   ------     ------   ------

        TOTAL FIXED CHARGES                        28,221   25,258   22,123   23,465   23,534     12,790   13,970
                                                   ------   ------   ------   ------   ------     ------   ------
INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES    9,269   10,750   11,087    8,914    5,656      7,887    7,050
     OTHER                                             --       --        1       --       --         --       --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                           27,889   24,825   21,618   22,665   22,830     12,669   13,782
                                                   ------   ------   ------   ------   ------     ------   ------
        TOTAL INCOME                               37,158   35,575   32,706   31,579   28,486     20,556   20,832
                                                   ======   ======   ======   ======   ======     ======   ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                  1.32     1.41     1.48     1.35     1.21       1.61     1.49
                                                   ======   ======   ======   ======   ======     ======   ======
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